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                                                                    EXHIBIT 10.2




























             METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN

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             METROPOLITAN LIFE AUXILIARY SAVINGS AND INVESTMENT PLAN

      The Metropolitan Life Auxiliary Savings and Investment Plan is hereby Amended and Restated effective May 4, 2005.

Article 1 - Purpose of Plan

      The purpose of this Plan is to provide Company Contributions on behalf of employees and their Beneficiaries whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated solely because of Sections 415(c) and/or 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Code") and/or whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated solely because Section 1.415-2(d)(3)(i) of the Treasury Regulations does not take into account the Company's contribution to a deferred compensation plan to the extent such contributions are not includible in the participant's gross income for the taxable year in which contributed in determining a participant's compensation under the Savings and Investment Plan, for purposes of Section 415(c) of the Code and who does not have a Company contribution taken into account in accordance with the terms of the deferred compensation plan to which such deferred compensation is credited.

Article 2 - Definitions

2.1 "Beneficiary" means one or more persons designated by a Participant or otherwise determined under Section 4.5 to receive that portion of the Participant's vested account balance which has not been distributed as a result of his or her death.

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2.2   "Company" means Metropolitan Life Insurance Company, Metropolitan Property
and Casualty Insurance Company, MetLife Group, Inc., MetLife Bank, National Association and Texas Life Insurance Company.

2.3 "Participant" means any employee of the Company eligible to participate in the Savings and Investment Plan who is enrolled to contribute 401(k) and/or after-tax contributions to the Savings and Investment Plan of at least 3% of his or her compensation (as defined in the Savings and Investment Plan) and who satisfies the requirements of Article 3.

2.4   "Plan" means the Metropolitan Life Auxiliary Savings and Investment Plan.

2.5   "Plan Administrator" means Metropolitan Life Insurance Company.

2.6   "Plan Year" means the calendar year.

2.7 "Savings and Investment Plan" means the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates, a plan that is intended to satisfy the requirements of Sections 401(a) and (k) of the Code.

2.8 "Termination of Employment" means the voluntary or involuntary severance of the employment relationship between the Participant and the Company or 24 months following the commencement of disability benefits from the Company (including short-term and long-term disability).

Article 3 - Participation

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      Each participant in the Savings and Investment Plan whose compensation exceeds the limitation of Section 401(a)(17) of the Code and whose Company matching contributions under the Savings and Investment Plan are reduced or eliminated because of the application of (i) section 415(c) of the Code; (ii)
section 401(a)(17) of the Code; and/or (iii) Section 1.415-2(d)(3)(i) of the Treasury Regulations, shall be a Participant under this Plan.

Article 4 - Vesting and Payment of Benefits

4.1   Company Contributions.

      (a) In General. Except as provided in subsection (b), for each Plan Year, the Company shall contribute to this Plan, on behalf of each Participant, the amount of Company contributions equal to the sum of:

      (1) the amount of Company matching contributions that would have been made to the Savings and Investment Plan had the limitations of Sections 401(a)(17) and/or 415(c) of the Code not applied to the Participant's account under the Savings and Investment Plan; and/or

      (2) unless Company contributions are taken into account in accordance with the terms of the deferred compensation plan to which the Participant is deferring compensation, the amount of Company matching contributions that would have been made to the Savings and Investment Plan had the limitation of Section 1.415-2(d)(3)(i) of the Treasury Regulation not applied to the Participant's account under the Savings and Investment Plan.

      (b) Suspension for Savings and Investment Plan Withdrawals.
Notwithstanding subsection (a), no Company Contributions shall be made for the six-month period beginning on

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the first day of the second month following the date that the Participant receives (1) a hardship withdrawal of his or her 401(k) contributions under the provisions of the Savings and Investment Plan or (2) a withdrawal of Company Contributions under the provisions of the Savings and Investment Plan.

4.2. Vesting of Company Contributions. Company Contributions under this Plan shall vest in accordance with the vesting schedule applicable to Company matching contributions under the Savings and Investment Plan.

4.3 Elections and Tracking of Investment Performance. Subject to the Plan Administrator's consent, a Participant may make an election with respect to the investment allocation of future Company contributions as well as existing balances. Such allocation shall be pegged to the performance of one or more of the Core Funds under the Savings and Investment Plan (other than the NEF Frozen Accumulation Account). No investment allocation election shall represent an actual investment in any such fund, but shall merely reflect the performance of such fund. Thus, the Participant's account balance under this Plan shall be adjusted for income, gains and losses in the same manner as if such Participant had directed the investment of his or her account balance among one or more of the aforementioned funds under the Savings and Investment Plan. The Participant's ability to change the investment allocation of future contributions and existing balances shall be subject to the same rules and restrictions as apply under the Savings and Investment Plan; however, no Participant shall have the right to: (i) exercise voting, tender or exchange rights with respect to amounts treated as if they were invested in the MetLife Company Stock Fund or (ii) receive any distribution from the Plan in a form other than cash. If a

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Participant fails to specify the investment allocation of contributions to this
Plan, then earnings, gains and/or losses on such contributions shall be determined using the returns from the Fixed Income Fund until changed by the Participant, Beneficiary or alternate payee. Notwithstanding the foregoing, it will be within the discretion of the Company whether contributions are actually invested according to each Participant's stated preferences.

4.4.  Participant's Election of Time and Form of Benefit Distribution.

      (a) In General. Except as otherwise provided in this Section, a Participant may elect, subject to the consent of the Plan Administrator, the form in which to receive distribution of his or her benefits and the time when distribution of such benefits will commence. Subject to the approval of the Plan Administrator, the Participant may elect to receive a distribution of his or her benefits under this Plan in the form of a single sum, installments payable over a specified number of years or in any other form. Benefits shall commence no earlier than the date on which the Participant has a Termination of Employment (subject to the date on which the Participant made the election, as further described in this subsection). The Participant may elect that the commencement of benefits be deferred for a period that is approved by the Plan Administrator. Such election shall be made as prescribed by the Plan Administrator and shall require the Participant to designate the mode of payment requested and the deferral period after which benefits will commence to be paid. Such election shall be made no later than the date on which a Participant has a Termination of Employment. Such election may be changed any number of times prior to the Participant's Termination of Employment and each election shall invalidate all preceding elections. If the Participant fails to make an election or the Participant's election is

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ineffective for any reason, the Participant will be deemed to have elected to receive his or her vested account balance in the form of a single sum, payable as soon as administratively practicable following the date on which such Participant has a Termination of Employment. Benefits shall become payable after the deferral period elected by the Participant which deferral period shall not end earlier than the later of (i) twelve (12) months subsequent to the date on which the Participant makes the election with the Plan Administrator; and (ii) the date on which the Participant has a Termination of Employment.

      (b) Cash-out of a Participant's Account Balance. If, as of the date of such Participant's Termination of Employment or such other date which is established by the Plan Administrator and communicated to the affected Participants, such Participant's vested account balance does not exceed $20,000, such Participant's vested account balance will be distributed in a single sum as soon as administratively practicable following his or her death or Termination of Employment, notwithstanding any election that such Participant may have made under subsection (a) regarding the form and time of commencing benefit distribution of his or her vested account balance.

      (c) No In-Service Withdrawals or Loans. Notwithstanding any provision in this Plan to the contrary, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant or any loans to a Participant.

      (d) Distributions after Participant's Death. In the event of the Participant's death, regardless of whether benefits had commenced prior to the date of the Participant's death and regardless of any previous election, except that in the case where the Participant had elected an annuity form of distribution and the Participant's account balance under this Plan was annuitized

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prior to the Participant's death, then a single sum shall be paid to the
Participant's Beneficiary (determined in accordance with Section 4.5) as soon as administratively practicable following the date on which the Plan Administrator is duly notified of the Participant's death.

4.5 Beneficiary. Except as provided below, the Participant's Beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, such designation shall supersede the Participant's beneficiary designation under the Savings and Investment Plan and upon the Participant's death, benefits shall be payable to the primary Beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary Beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such Beneficiary, each Beneficiary shall share equally in the benefits under the Plan. If one or more Beneficiaries predecease the Participant, the surviving Beneficiary(ies) shall share equally in the deceased Beneficiary's portion of the Plan benefits. If all primary Beneficiaries predecease the Participant, benefits shall be payable to the contingent Beneficiary(ies) upon the Participant's death. If there is more than one contingent Beneficiary(ies), and the contingent Beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such Beneficiary, each contingent Beneficiary shall share equally in the benefits under the Plan. If one or more contingent Beneficiaries predecease the Participant, the surviving contingent Beneficiary(ies) shall share equally in the deceased contingent Beneficiary's portion of the Plan benefits. If all contingent Beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the

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date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

4.6 No Duplication of Benefits. Notwithstanding any provision in this Plan to the contrary, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates.

4.7 Transfer of Auxiliary Pension Plan Benefit into this Plan. In the event that a Participant of the Metropolitan Life Retirement Plan for United States Employees ("Retirement Plan") directs his or her accrued Personal Retirement Account ("PRA") benefit under the Retirement Plan or his or her pension lump sum (as determined under the GenAmerica Performance Pension Plan formula of the Retirement Plan) under the Retirement Plan to be transferred to the Savings and Investment Plan and the Participant has a vested account balance under this Plan which exceeds $20,000, then such Participant's accrued PRA benefit and/or pension lump sum benefit under the MetLife Auxiliary Pension Plan will be transferred to this Plan and will be payable in accordance with the terms of this Plan.

Article 5 - Unfunded Plan

      The Plan is completely unfunded, and payment of benefits is supported only by the general assets of each Company. This Plan is entirely separate from the Savings and Investment Plan and participation in this Plan gives a Participant no right to any funds or assets of the Savings and Investment Plan. The fact that contracts or certificates of the Company may be distributed to recipients of benefits under the Savings and Investment Plan in discharge of the

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Company's obligations thereunder shall in no way entitle a Participant in this
Plan to receive any such contract or certificate in discharge of the Company's obligations hereunder.

Article 6 - Nontransferability of Participant's Interest

      No Participant shall have any power or right to transfer, assign, mortgage, commute or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 7 - Effect of Taxes

      In making payments under this Plan, the Company shall withhold any Federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by the Participant result in greater tax burdens (whether income, estate or other tax burdens) than they would if such payments had been able to be received under the Savings and Investment Plan, the Company shall have no obligation to reimburse the Participant for such greater tax burdens.

Article 8 - Administration of the Plan

8.1. Plan Administrator's Interpretation Binding. The Plan Administrator is empowered to take all actions it deems appropriate in administering this Plan. In the event of a difference of opinion between a Participant or Beneficiary, and the Plan Administrator with respect to the meaning or application of the provisions of the Plan, the Plan Administrator's final interpretation shall be set forth in writing to

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the Participant or Beneficiary and shall be binding and conclusive. However, once a Change of Control (as defined in Article 11) has occurred, this Article 8 shall no longer apply to differences of opinion between the Plan Administrator and a Participant or Beneficiary regarding the application of Article 11 of this Plan to a Participant or with regard to any rights or benefits protected under
Article 11 of this Plan or otherwise accrued prior to the Change of Control including the vesting thereof.

8.2. Claims and Review Procedure; Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims.

      (a) Claims and Review Procedure. Claims for benefits and appeals of denied claims under the Plan shall be administered in accordance with Section 503 of ERISA, the regulations thereunder (and any other law that amends, supplements or supersedes said Section of ERISA), and the procedures adopted by the Plan Administrator, or its delegate, as appropriate. The claims procedures referenced above are incorporated herein by reference. The Plan shall provide adequate notice to any claimant whose claim for benefits under the Plan has been denied, setting forth the reasons for such denial, and afford a reasonable opportunity to such claimant for a full and fair review by the Plan Administrator of the decision denying the claim. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the applicant is entitled to them.

      (b) Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims. No claim for benefits under this Plan shall be valid if submitted more than six months following the close of the Plan Year in which it arose. With respect to new claims submitted on

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or after May 1, 2005, no suit to recover benefits under this Plan shall be brought more than six months following the expiration of the claims and review procedures described in subsection (a).

Article 9 - Governing Law

      To the extent not inconsistent with Federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

Article 10 - Amendment and Termination of Plan

      10.1 Amendment or Termination of the Plan. Except to the extent required by law, the Plan Administrator may amend or terminate this Plan at any time without the consent of any Participant or of any other person. However, any such amendment or termination will not affect adversely the benefit entitlements of:

      (a) any Participant receiving benefits under the Plan at or prior to the time of such amendment or termination, or

      (b) any employee who is a Participant in the Savings and Investment Plan to the extent of the account balance under this Plan prior to the time of such amendment or termination. However, amendments may be made to all other aspects of this Plan including, but not limited to:

            (i) amendments impacting the timing under which the Participant's entire account balance is paid, or,

            (ii) amendments impacting the optional forms of distribution available for payment of the Participant's entire account.

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      Notwithstanding the above, any amendment or group of amendments made effective on the same date, which would increase or decrease the annual cost of Plan benefits for active Plan Participants and former Plan Participants by ten million dollars or more in the aggregate, as determined in good faith by the Plan Administrator, shall take effect only after the action is authorized or ratified by the Board of Directors of Metropolitan Life Insurance Company.

      10.2  Effect of Change of Control. Notwithstanding the provisions of
Section 10.1 above, or any other provision of this Plan, on or after a Change of Control (as defined in Article 11),

      (a) amendments can no longer be made to or have any impact upon Article 8, Section 10.2 of Article 10 or Article 11 of this Plan; and

      (b)   Participants who:

            (i) accrued rights or benefits under this Plan prior to a Change of Control (as defined in Article 11); and,

            (ii) whose rights or benefits are not vested at the time of the Change of Control cannot have the vesting schedule under Section 4.2, applicable on the day prior to the Change of Control, amended with regard to such rights or benefits, and cannot forfeit, or be deprived of, their right to vest in these accrued benefits due to any amendment or termination of this Plan.

Article 11. Change of Control

11.1. Definitions.

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      (a)   Change of Control. For the purposes of this Plan, a "Change of
Control" shall be deemed to have occurred if:

            (i) any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of the Corporation representing 25% or more of the combined Voting Power of the Corporation's securities;

            (ii) within any 24-month period, the persons who were directors of the Corporation at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Corporation (the "Board") or the board of directors of any successor to the Corporation; provided, however, that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 11.1(a)(ii);

            (iii) the stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Corporation which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Corporation immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (A) in the case of a merger or consolidation, the surviving or resulting corporation, (B) in the case of a share exchange, the acquiring corporation, or (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation

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      which, immediately following the relevant Corporate Event, holds more than
      25% of the consolidated assets of the Corporation immediately prior to such Corporate Event; or

            (iv) any other event occurs which the Board declares to be a Change of Control.

      (b) Corporation. For the Purposes of this Article, "Corporation" means MetLife, Inc.

      (c) Person. For purposes of the definition of Change of Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (A) the Corporation or any Affiliate, (B) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (C) any employee benefit plan (including an employee stock ownership plan) sponsored by the Corporation, Company or any Affiliate.

      (d) Voting Power. For purposes of the definition of Change of Control, "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

      (e) Affiliate. For the purposes of this article, an "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Corporation.

      (f)   Cause. For the purposes of this article, "Cause" means either:

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            (i)   the Participant's conviction or plea of nolo contendere to a felony, or,

            (ii) any act or acts of dishonesty or gross misconduct on the Participant's part, which results or is intended to result in material damage to the business or reputation of MetLife.

      (g) Good Reason. For the purposes of this article, "Good Reason" means any of:

            (i) any reduction by the Corporation or an Affiliate in the Participant's base salary rate below the rate in effect immediately before the date of the Change of Control;

            (ii) any relocation by the Corporation or an Affiliate of the Participant's usual base work location to any other office or location more than 50 miles from the Participant's usual base work location immediately prior to a Change of Control, except for travel reasonably required in the performance of the Participant's responsibilities;

            (iii) if the Participant is a party to an Employment Continuation Agreement with the Corporation or an Affiliate, any circumstance or occurrence constituting "Good Reason" under that Employment Continuation Agreement; or

            (iv) the failure of the Corporation or an Affiliate to pay the Employee's base salary or employee benefits as required by law.

11.2. Vesting and Other Rights on and After a Change of Control Subject to Conditions.

     In the event that:

      (a) there is a Change of Control as defined in Section 11.1(a) of this Article, and,

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      (b)   on the date of the Change of Control or on a date before the second anniversary of the Change of Control, a Participant in this Plan:

            (i) is involuntarily terminated from employment by the Corporation or any Affiliate (other than directly in connection with a transfer of employment to or from the Corporation or any Affiliate) without Cause, or

            (ii) voluntarily terminates employment with the Corporation or any Affiliate for Good Reason,

then the Participant's benefits and rights accrued as of the Change of Control under the Savings and Investment Plan and this Plan will vest immediately under this Plan, notwithstanding any other provision of the Savings and Investment Plan or this Plan, or any amendment or termination of this Plan taking place on or after a Change of Control.

      These account balances will be paid under this Plan according to the ordinary distribution rules of this Plan. The ordinary distribution rules of this Plan are described in Article 4 as it existed immediately prior to the Change of Control.

      IN WITNESS WHEREOF, the Company has caused this restated Plan to be executed in its name and behalf this 4th day of May, 2005, by its officer thereunto duly authorized.

                                         METROPOLITAN LIFE INSURANCE COMPANY

/s/ Jeanne Juvelier                      /s/ Graham Cox
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Witness

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